SCHEDULE 14C INFORMATION

                    Information Statement Pursuant to Section
                  14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement
[ ]  Definitive Information Statement

                          WHITESTONE INDUSTRIES, INC.
                  (Name of Registrant As Specified In Charter)

                          WHITESTONE INDUSTRIES, INC.
              (Name of Person(s) Filing the Information Statement)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per  Exchange  Act Rules  14c-5(g) and 0-11.

   Title of each                              Per unit price or other
class of securities    Aggregate number of    underlying value of             Proposed maximum
    to which           securities to which    transaction computed pursuant   aggregate value     Amount of
transaction applies    transaction applies    to Exchange Act Rule 0-11       of transaction(1)   filing fee

____________________________________________________________________________________________________________

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

________________________________________________________________________________

     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________

     3)   Filing Party:

________________________________________________________________________________

     4)   Date Filed:

________________________________________________________________________________

                           WHITESTONE INDUSTRIES, INC.

                             19200 Von Karmen Avenue
                            Irvine, California 92715

                              Information Statement

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

     This Information Statement is being furnished to the holders of outstanding shares of the Common Stock, $.0001 par value ("Common Stock"), of Whitestone Industries, Inc., a Delaware Corporation ("Company") as of July 8, 1997 ("Record Date"), for the purposes of approving (i) a name change of the Company to Proformix, Inc.; (ii) a one-for-137 reverse stock split ("Reverse Split") on all of the issued and outstanding shares of Common Stock; and (iii) the establishment of a stock option plan.

     The Board of Directors of the Company (the "Board") has determined that the name change, the Reverse Split, and the establishment of a stock option plan are in the best interests of the shareholders of the Company and has recommended that the shareholders approve, adopt and/or ratify such transactions.

     As of the Record Date, the Company had outstanding ____________ shares of Common Stock and 100,000 shares of Series A Preferred Stock, $.001 par value ("Preferred Stock"). Each share of Common Stock is entitled to one vote per share. Each share of Preferred Stock is entitled to 48 votes. Accordingly, as of the Record Date, the Company had outstanding securities possessing an aggregate of ____________ ("Votes"). In order to approve and/or ratify the transactions identified in this Information Statement an aggregate of ______________ Votes are required. The Company has been advised by certain shareholders ("Consenting Holders") representing approximately ____% of the Votes that they will consent to the transactions described in this Information Statement.

     Although no further action is required by shareholders other than the Consenting Holders in connection with the transactions discussed in this Information Statement, this Information Statement is being mailed to the shareholders of the Company pursuant to Rule 14c-2 and Rule 14f-1 of the Exchange Act, which rule requires the mailing of the information set forth in this Information Statement to all of the Company's shareholders prior to July 18, 1997, the date on which the written consent of a few security holders who have enough shares to approve the transactions set forth above is to be used to implement the name change, the Reverse Split and the approval of the stock option plan.

     Questions and requests for assistance or additional copies of documents referred to in this Information Statement and previously mailed to holders of shares should be directed to the Company at its address set forth at the top of this Information Statement. This Information Statement was mailed by certified mail on the date set forth below.

June ___, 1997

                             AVAILABLE INFORMATION

     The Company is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). The Company's reports, proxy statements and other information, can be inspected and copied at the public reference room of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the public reference section of the Commission at its Washington address at prescribed rates.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The Company will provide without charge to each person to whom a copy of this Information Statement is delivered upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (including exhibits to such documents). Requests should be directed to:
Whitestone Industries, Inc., 19200 Von Karmen Avenue, Irvine, California 92715. The Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended, (without exhibits) is being delivered to shareholders simultaneously with this Information Statement.

     The following documents filed with the Commission by the Company are hereby incorporated by reference into this Information Statement:

     (1) The Company's Annual Report on Form 10-K, as most recently amended, for the fiscal year ended December 31, 1996; and

     (3) The Company's Current Report on Form 8-K, as amended, as filed with the Commission on June ____, 1997.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies, supersedes or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

                        APPROVAL OF THE AMENDMENT TO THE
                       COMPANY'S ARTICLES OF INCORPORATION

Background

     The Company's Board of Directors has unanimously authorized, and recommends that the shareholders approve and adopt, an amendment to the Company's Certificate of Incorporation changing the Company's name to Proformix Corp. If the Shareholders approve the name change, an amendment to the Certificate of Incorporation will be filed with the Department of State of the State of Delaware.

Reasons for the Name Change

     The primary reason for the name change is to reflect the Company's recent acquisition of up to 90% of Proformix, Inc.

No Right of Appraisal

     Under the General Corporation Law of Delaware, the state in which the Company is incorporated, the Amendment to the Articles of Incorporation effecting the name change does not require the Company to provide dissenting shareholders with the right of appraisal and the Company will not provide shareholders with such right.

Recommendation of the Board

     The Board of Directors of the Company has unanimously voted in favor of the name change and corresponding amendment to the certificate of incorporation and recommends to the shareholders of the Company that they similarly approve the filing of the Amendment.

                          RATIFICATION OF THE COMPANY'S
                             1997 STOCK OPTION PLAN

General

     On June 16, 1997, the Board of Directors ("Board" or "Board of Directors") of the Company approved the 1997 Stock Option Plan ("Plan"), a copy of which plan is annexed as Exhibit A to this Information Statement. The Plan is intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. Approval of the Plan is subject to the ratification by the shareholders at the Annual Meeting. The Plan provides for the issuance of up to 1,000,000 employee stock options ("Stock Options" or "Options") over a 10 year period commencing on the date the Plan is ratified by the Company's shareholders.

     The class of employees eligible for participation in the Plan consist of the Company's (including subsidiaries) employees, key consultants and professionals, and non-employee directors. Once the Plan has been approved by the Shareholders, the Board of Directors has the ability to allocate the Options among the various eligible employees at the Board's discretion except to the extent that the Company has previously entered into employment agreements with such employees providing for the issuance of the Options.

     The Plan provides for the grant of both incentive and non-statutory Stock Options. Incentive Stock Options ("Incentive Stock Options") granted under the Plan are intended to qualify as "Incentive Stock Options" within the meaning of
Section 422 of the Internal Revenue Code ("Code"). Non-statutory Stock Options ("Non-statutory Stock Options") granted under the Plan are not intended to qualify as Incentive Stock Options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and Non-statutory Stock Options. The Plan also authorizes the issuance of stock appreciation rights to eligible parties.

     The Board of Directors believes that its ability to grant Options under the Plan will advance the interests of the Company by strengthening its ability to attract and retain in its employ people of desired training, experience and ability, and to furnish additional incentives to its eligible employees upon whose judgment, initiative and efforts the Company is largely dependent for the successful conduct of its operations.

Administration

     The Plan is administered by the Board of Directors of the Company and by the Company's Stock Option Committee. The Board and the committee have the power to construe and interpret the Plan and, subject to the provisions of the Plan, to determine the persons to whom and the dates on which Options will be granted, the number of shares to be subject to each Option, the time or times during the term of each Option within which all or a portion of such Option may be exercised, the exercise price, the type of consideration and other terms of the Option. The Board of Directors is authorized to delegate administration of the Plan to a committee composed of not fewer than two members of the Board.

Eligibility

     Employees, officers, directors, professionals and consultants are eligible to receive Stock Options under the Plan. No Incentive Stock Option may be granted under the Plan to any person who at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the Option exercise price is at least 110% of the fair market value of the Common Stock subject to the Option on the date of grant, and the term of the Option does not exceed five years from the date of grant. For Incentive Stock Options granted under the Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such Options are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Company and its subsidiaries) may not exceed $100,000.

Stock Subject to the Plan

     If Options granted under the Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such Options again becomes available for issuance under the Plan.

Terms of Options

     The following is a description of the permissible terms of Options under the Plan. Individual Option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of Incentive Stock Options under the Plan may not be less than the fair market value of the Common Stock subject to the Option on the date of the Option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory Options under the Plan may not be less than 85% of the fair market value of the Common Stock subject to the Option on the date of the Option grant.

     The exercise  price of Options  granted under the Plan must be paid either:
     (a) in cash at the time the Option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (c) in any other form of legal consideration acceptable to the Board.

     Option Exercise. Options granted under the Plan may become exercisable in cumulative increments ("vest") as determined by the Board. The Board has the power to accelerate the time during which an Option may be exercised, provided that no Incentive Stock Option shall be exercisable within one year from the date of grant. To the extent provided by the terms of an Option, an Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the Common Stock otherwise issuable to the Optionee, by delivering already-owned stock of the Company or by a combination of these means.

     Term. The maximum term of Options under the Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Plan terminate three months after the Optionee ceases to be employed by or serve as a director or consultant to the Company or any affiliate of the Company, unless (a) the termination of such relationship is due to such person's permanent and total disability (as defined in the Code), in which case the Option may be exercised at any time within one year of such termination; (b) the Optionee dies while employed by or serving as a director or consultant to the Company or any affiliate of the Company, in which case the Option may be exercised (to the extent the Option was exercisable at the time of the Optionee's death) within one year of the Optionee's death by the person or persons to whom the rights to such Option pass by will or by the laws of descent and distribution; or (c) the Option by its terms specifically provides otherwise.

Adjustment Provisions

     If there is any change in the Common Stock subject to the Plan or subject to any Option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure of otherwise), the Plan and Options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to any person during a calendar year, and the class, number of shares and price per share of Common Stock subject to such outstanding Options.

Duration, Amendment and Termination

     The Board may amend, suspend or terminate the Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Plan will terminate on ______________, 2007 if approved by the shareholders.

     The Board may also amend the Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) increase the number of shares reserved for Options under the plan; (b) materially modify the requirements as to eligibility for participation under the plan; or (c) materially increase the benefits accruing to participants under the plan. The Board may submit any other amendment to the Plan for stockholder approval.

Restrictions on Transfer

     Under the Plan, an Option may not be transferred by the Optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an Optionee, an Option may be exercised only by the Optionee.

Federal Income Tax Information

     Incentive Stock Options. Incentive Stock Options under the Plan are intended to be eligible for the favorable federal income tax treatment accorded "Incentive Stock Options" under the Code

     There generally are no federal income tax consequences to the Optionee or the Company by reason of the grant or exercise of an Incentive Stock Option. However, the exercise of an Incentive Stock Option may increase the Optionee's alternative minimum tax liability, if any.

     If an Optionee holds Common Stock acquired through exercise of an Incentive Stock Option for at least two years from the date on which the Option is granted and at least one year from the date on which the shares are transferred to the Optionee upon exercise of the Option, any gain or loss on a disposition of such Common Stock will be long-term capital gain or loss. Generally, if the Optionee disposes of the Common Stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition the Optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the Common Stock's fair market value on the date of exercise over the exercise price, or (b) the Optionee's actual gain, if any, on the purchase and sale. The Optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on whether the Common Stock was held for more than one year. Long term capital gains currently are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to Optionees who acquire stock subject to certain repurchase Options or who are subject to Section 16(b) of Exchange Act.

     To the extent the Optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Non-statutory Stock Options. Non-statutory Stock Options granted under the Plan generally have the following federal income tax consequences.

     There are no tax consequences to the Optionee or the Company by reason of the grant of a Non-statutory Stock Option. Upon exercise of a Non-statutory Stock Option, the Optionee normally will recognize taxable ordinary income equal to the excess of the Common Stock's fair market value on the date of exercise over the Option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the Optionee. Upon disposition of the Common Stock, the Optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such Common Stock plus any amount recognized as ordinary income upon exercise of the Option. Such gain or loss will be long or short-term depending on whether the Common Stock was held for more than one year. Slightly different rules apply to the Optionees who acquire Common Stock subject to certain repurchase Options or who are subject to
Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a table year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to Stock Options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. The Company does not currently anticipate that Section 162(m) will be applicable to its operations. However, in the event that the Company determines that 162(m) may become applicable with respect to compensation to be paid to an officer of the Company, the Company may choose to administer the Plan and make grants under the Plan in a manner which would exempt compensation related to an Option granted under the Plan exempt from the Section 162(m) limitation.

                            THE REVERSE STOCK SPLIT

Background

     The Company's Board of Directors unanimously authorized the Reverse Split pursuant to which each 137 outstanding shares of Common Stock will be automatically converted into one (1) share of Common Stock. As of June 9, 1997, there were 5,924,320 shares of Common Stock issued and outstanding. After giving effect to the Reverse Split, the Company will have outstanding approximately 43,244 shares of Common Stock. The Reverse Split will not change the par value of any outstanding shares of Common Stock.

Reasons for the Reverse Split

     The primary reason for the Reverse Split is to reflect the relative contribution of Proformix, Inc., a viable business, which is being acquired by the Company, an inactive shell. In order to consummate this acquisition, the Company must recapitalize and the Board believes that this recapitalization and acquisition will ultimately provide for greater shareholder value. Moreover, it is necessary in order to convey to the present Proformix, Inc. stockholders additional shares constituting control of the Company.

     The Reverse Split will be effected by reducing the number of issued and outstanding shares of Common Stock at the ratio of 137-for-one. The par value of such securities will not be altered.

     The Reverse Split will not in and of itself alter the percentage interest in the Company of any shareholder, except to the extent that the Reverse Split results in a shareholder of the Company owning a fractional share. In lieu of issuing fractional shares, the Company will issue to any shareholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Split, an additional full share of Common Stock.

Effect of the Reverse Stock Split

     The principal effect of the Reverse Split is that the number of shares of the Company's issued and outstanding Common Stock will be reduced from approximately 5,924,320 to 43,244 prior to the issuance of approximately 3,150,000 new shares to Proformix, Inc. shareholders.

No Right of Appraisal

     Under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, the Reverse Split does not require the Company to provide dissenting shareholders with the right of appraisal and the Company will not provide shareholders with any such right.

Recommendation of the Board

     The Board of Directors of the Company unanimously voted in favor of the Reverse Split and the Board recommends that the shareholders of the Company ratify the Reverse Split.

                    Security Ownership of Certain Beneficial
                              Owners and Management

     The following table sets forth, as of June 9, 1997, the record and beneficial ownership of Common Stock of the Company by each officer and director, all officers and directors as a group, and each person known to the Company to own beneficially or of record five percent or more of the outstanding shares of the Company:

                                 Shares
Officers, Directors and          Beneficially     Percent of Shares
Principal Stockholders           Owned            Beneficially Owned (1)

Donald R. Yu                     0                     **
George Eshoo                     85,000(2)             1.4%
Marianne Rossi                   20,000                **

International Exchange Ltd.      2,183,750(3)          36.9%
  c/o Baltic Trust Co., Ltd.
  Matisa Iela 65-4
  LV-10009 Riga, Latvia

Royal Capital Inc.               5,920,000(4)          55.2%
  75 Claremont Road
  Bernardsville, New Jersey

Jean Yu                          1,120,000(5)

All directors,                   105,000               1.8%
executive officers
as a group (3 persons)

 **Less than 1%

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days of June 9, 1997. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock which they beneficially own.

(2) Includes 50,000 shares beneficially owned by Eshoo Corp., of which Mr. Eshoo is President.

(3) These shares of Common Stock are currently in dispute as to ownership and the transfer of these shares has been enjoined by the United States District Court for the Northern District of California pending resolution. The Company has challenged the record owner's entitlement to the shares in question.

(4) Includes 4,800,000 shares of Common Stock underlying Preferred Stock. Each share of Preferred Stock is convertible into 48 shares of Common Stock. Also includes 1,120,00 shares of Common Stock beneficially owned by Jean Yu, for which Royal Capital, Inc. has obtained voting power.

(5) Ms. Yu has granted an irrevocable proxy to Donald R. Yu for voting purposes. Mr. Yu subsequently entered into an agreement with Royal Capital which grants Royal Capital voting power over the shares.

                               CHANGE IN CONTROL

     On June 16, 1997, the Company and the Company's president, Donald R. Yu entered into stock purchase agreement ("Purchase Agreement") with Royal Capital, Inc. ("Royal") wherein Royal purchased 100,000 shares of Preferred Stock beneficially owned by Mr. Yu and was assigned an irrevocable proxy to vote 1,120,000 shares beneficially owned by Jean Yu in consideration of $100,000. Upon consummation of the Purchase Agreement, Royal controls a voting majority of the outstanding capital stock of the Company. Royal has agreed to cause a controlling interest in the Company to be assigned to Proformix, Inc. The Purchase Agreement with Royal also provided for, among other things, (i) a Golden Bear Enteratainment Corp., the Company's wholly owned subsidiary, stock dividend of 5% to the existing Company shareholders; and (ii) upon the filing of all delinquent Exchange Act reports, the Company's current Board of Directors and officers will resign and be replaced by the officers and directors listed below:

Company officers and directors who resigned:

1.   Donald R. Yu - President and Director
2.   George Eshoo - Director
3.   Marianne Rossi - Director

Newly appointed officers and directors:

1.   Michael G. Martin - President and Director
2.   Joerg H. Klaube - Executive Vice President
3.   Anthony W. Schweiger - Director
4.   Paul Chernis - Director

                                 OTHER MATTERS

     The Board of Directors knows of no other matter other than those described in this Information Statement which have been acted upon by virtue of the Written Consents.

                                       By Order of the Board of Directors

                                       /s/ Donald R. Yu
                                       -----------------------------------------
                                       Donald R. Yu, President

June 30, 1997


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